Exhibit 10.2

REPURCHASE AGREEMENT

This Agreement (the “Agreement”) is made as of the 13th day of January, 2010 by and among Highland Ridge, Inc., a Delaware corporation having its offices at 330 Clematis Street, Suite 217, West Palm Beach, Florida, 33401 (the “Company”), Century Capital Partners, LLC, a Florida limited liability company with an address at 330 Clematis Street, Suite 217, West Palm Beach, Florida, 33401 (“Century Capital”) and Corporate Services International Profit Sharing Plan, a federally sanctioned ERISA Trust, with an address at 330 Clematis Street, Suite 217, West Palm Beach, Florida, 33401 (“CSIPSP”) (“Century Capital” and “CSIPSP” together are herein referred to as the “Sellers”) for the limited purposes specifically set forth herein.

W I T N E S S E T H:

WHEREAS, Century Capital and CSIPSP, collectively, own an aggregate of 10,880,000 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”); and

WHEREAS, Michael Anthony is the sole officer and director of the Company, the sole member and manager of Century Capital and the sole beneficiary of CSIPSP; and

WHEREAS, the Sellers desire to sell to the Company, and the Company desires to re-purchase the Shares from the Seller, on and subject to the terms of this Agreement;

WHEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE SHARES

1.1.   Sale of the Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers shall sell the Shares to the Company, and the Company shall re-purchase the Shares from the Sellers, for a purchase price equal to an aggregate sum of two hundred twenty-five thousand dollars ($225,000), (the “Purchase Price”).

1.2.   Closing.  The purchase and sale of the Shares shall take place at a closing (the “Closing”) to occur immediately following the execution and delivery hereof. No later than one (1) business day following the Closing, the Company shall complete the filing and mailing to Company stockholders of Securities and Exchange Commission (“SEC”) Schedule 14f-1 with regard to the proposed change in the Company’s board of directors (“Schedule 14f-1”). At the Closing:

(a) The Sellers shall deliver to the Company certificates representing the Shares, duly endorsed in form for transfer to the Company.

(b) The Company shall deliver the Purchase Price to the Sellers.

(c) At the Closing, Anthony shall elect Jiaojiao Jiao as an additional director to fill a currently existing vacancy, and Anthony shall resign as President, Secretary, Treasurer and Chief Executive Officer. Subject to his fiduciary duties, Anthony also agrees, at Closing, to elect Jiaojiao Jiao as the Company’s President and Secretary. Also at Closing Anthony shall submit his resignation as a director, to be effective ten (10) days after the filing and mailing to Company stockholders of the Schedule 14f-1.

(d) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Century Capital Partners, LLC and Corporate Services International Profit Sharing Plan hereby, jointly and severally, make the following representations and warranties to and covenants with the Company, which shall be true and correct through the date of the Closing as if made on that date:

2.1.   Century Capital is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Florida.  CSIPSP is a federally sanctioned ERISA Trust for which Michael Anthony is the sole beneficiary. Anthony is citizen of the United States of America. Each Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by any Seller in connection with the execution and performance by such Seller of this Agreement or the execution and performance by such Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

2.2.   Sellers own the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. No Seller is a party to any agreement or understanding pursuant to which any securities of any class of capital stock are to be transferred.

2.3.   Anthony confirms he is the President, Secretary, Chief Financial Officer and sole director of the Company, but at Closing, Jiaojiao Jiao will be the President, Secretary and a director of the Company. Anthony acknowledges that as sole director and officer he is very familiar with the affairs of the Company and has had all questions answered to his satisfaction regarding the Company and the repurchase contemplated hereby. The Sellers also acknowledge that immediately prior to the repurchase contemplated hereby the Company is issuing and selling 10,880,000 shares of Common Stock at an aggregate of $225,000.

ARTICLE III
TERMINATION

Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto.

ARTICLE IV
MISCELLANEOUS

4.1.   Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

4.2.   Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

4.3.   Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 4.3.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the address in the opening paragraph of this Agreement.   Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

4.4.   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the Palm Beach County in the State of Florida, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 4.3(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

4.5.   Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

4.6.   Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

4.7.   Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

4.8.   Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

4.9.   Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.10.   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

4.11.   Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

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 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HIGHLAND RIDGE, INC.

By: /s/ Michael Anthony
     Michael Anthony, President

SELLERS: CORPORATION SERVICES INTERNATIONAL PROFIT SHARING. By: /s/ Michael Anthony Name: Michael Anthony Title: Sole Beneficiary
CENTURY CAPITAL PARTNERS, LLC

By: /s/ Michael Anthony
Name: Michael Anthony
Title: Managing Member, Sole Member